                                                                   EXHIBIT 10.27

                                                [LOGO OF XCELLENET APPEARS HERE]

                                XcelleNet, Inc.
                         5 Concourse Parkway, Suite 850
                            ATLANTA, GEORGIA   30328
                                  770/804-8100

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

This System Integration Remarketer Agreement ("Agreement") is by and between XcelleNet, Inc., located at 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328 ("XcelleNet") and the following "Vendor":


            Vendor Name:  AVALAN Technology
                          -----------------
            Address:      Box 6888
                          -----------------
                          7 October Hill Road
                          --------------------
                          Holliston, Massachusetts  01746
                          -------------------------------



PLEASE SIGN AND RETURN BOTH COPIES FOR SIGNATURE BY XCELLENET.  A FULLY EXECUTED
                       AGREEMENT WILL BE RETURNED TO YOU.


     Accepted by:  Vendor                 Accepted by:  XcelleNet

     By: /s/ Anthony Amundson             By: /s/ Jeanne N. Bateman
         ---------------------------          -------------------------------
     Print Name: Anthony Amundson         Print Name: Jeanne N. Bateman
                --------------------                 ------------------------
     Title:  President                    Title: Vice President - Finance
           -------------------------            -----------------------------
     Date:   5-8-97                       Date:        May 5, 1997
          --------------------------           ------------------------------

 THE FOLLOWING TERMS AND CONDITIONS ARE INCORPORATED IN AND MADE A PART OF THIS
                                   AGREEMENT.

                              TERMS AND CONDITIONS
                              --------------------

                        SECTION 1:  SOFTWARE AND SYSTEM

     1.1 BACKGROUND. Vendor has developed the line of computer software programs and documentation, as further identified on Schedule A (the "Software"), compatible with XcelleNet's RemoteWare product line, as further described on Schedule B (the "System"). Vendor desires to appoint XcelleNet as a remarketer for the Software, and XcelleNet desires to accept such appointment, for the purpose of identifying and pursuing potential customers for the Software to be used in combination with XcelleNet's System. In addition, Vendor agrees to make its services available to XcelleNet for purposes of modifying and enhancing the Software in accordance with the terms of this Agreement and the requirements and specifications set forth in the Software Enhancements Addendum, which is attached hereto as Schedule D (the "Software Enhancements Addendum"). For purposes of this Agreement, the Software shall include Vendor's computer software programs in object code, machine-readable form, as modified for XcelleNet pursuant to the Software Enhancements Addendum, and all upgrades, fixes, updates, future releases and related user documentation supplied by Vendor, pursuant to the Software Support Addendum (described in Section 2.3) or otherwise. XcelleNet and Vendor desire to enter into this Agreement upon the terms and conditions set forth herein.

     1.2 SOFTWARE OWNERSHIP. Except as set forth in this Agreement, nothing herein shall grant to XcelleNet any title or ownership interest in the Software; all portions, extracts, adaptations, compilations, selections, arrangements, inherited characteristics and portions of the Software programming foundation; any modifications or enhancements thereto and derivatives thereof; and all supporting documentation; and all patents, copyrights, trade secrets and other intellectual property rights relating to the Software, such portions, extracts, adaptations, compilations, selections, arrangements, inherited characteristics, portions of the Software programming foundation, modifications, enhancements and documentation shall at all times remain and vest solely with Vendor.

     1.3 SYSTEM OWNERSHIP. Nothing in this Agreement shall grant to Vendor any title or ownership interest in the System or any other products of XcelleNet now or hereafter the subject of this Agreement, and all of XcelleNet's patents, copyrights, trade secrets and other intellectual property rights relating to said products, shall at all times remain and vest solely with XcelleNet.

Nothing in this Agreement shall grant to Vendor any title or ownership interest in any trademarks, service marks or trade names of XcelleNet. Vendor shall not use such XcelleNet trademarks, service marks or trade names in any marketing, licensing, or promotional activities without the prior written approval of XcelleNet.

                     SECTION 2:  APPOINTMENT OF REMARKETER

          2.1 REMARKETER. Vendor hereby appoints XcelleNet to act as Vendor's non-exclusive, worldwide remarketer of the Software solely as an integral part of the System developed and marketed by XcelleNet. XcelleNet may not offer the Software except for use as a component of the System, and may not market or sell the Software in a manner other than as contemplated by this Agreement.. Vendor hereby grants XcelleNet a non-exclusive, nontransferable (subject to Section 7.7), worldwide license to copy and use the Software only to the limited extent necessary to: (i) incorporate the Software into the System; (ii) support the Software and System; and (iii) make the Software and System available to customers on a commercial basis, either directly or through XcelleNet's authorized distributors, resellers, remarketers, OEMs and marketing representatives ("Distributors"). Vendor shall deliver copies of the Software to XcelleNet pursuant to the schedule set forth in the Software Enhancements Addendum. XcelleNet hereby represents and warrants (i) that each Distributor will be bound by written agreement(s) which protect the Software and Vendor's intellectual property therein, and its confidential information, to substantially the same degree as provided under this Agreement; (ii) that XcelleNet will, in its reasonable discretion, promptly enforce each such agreement against each Distributor and will immediately inform Vendor if XcelleNet learns of any material breach of such provisions; (iii) that XcelleNet does not purport to create a direct contractual relationship between Vendor and any Distributor or any liability of Vendor to any Distributor; (iv) that XcelleNet shall defend, indemnify and hold Vendor harmless from and against any and all claims, causes of action and damages asserted by third parties arising as a result of the wrongful acts or omissions of any Distributor(s); and (v) that XcelleNet will provide assistance as reasonably requested by Vendor to help Vendor in enforcing its intellectual property rights against XcelleNet's Distributors.

          2.2 RIGHT TO SUBLICENSE. The Software may be sublicensed to customers of XcelleNet only for use in conjunction with each customer's use of the System. To enable XcelleNet to market and sublicense the Software to its customers, Vendor grants XcelleNet (and its Distributors) a non-exclusive, nontransferable (subject to Section 7.7), worldwide license to demonstrate, distribute and issue sublicenses for the Software as an integral part of the System, including sublicensing the Software to the then-currently installed customer base for the System. XcelleNet's rights to sublicense the Software are limited to sublicensing the Software to customers in conjunction with the concurrent or prior licensing of XcelleNet's System and under the same proprietary rights limitations as XcelleNet uses when licensing its System; provided, that Vendor's liability shall be limited, and its rights protected, to substantially the same degree as under XcelleNet's standard license agreements with its own customers, a current copy of which is attached hereto as Schedule
I. In addition to the foregoing, XcelleNet, including its subsidiaries, may on a royalty-free basis: (i) use the Software internally, or as reasonably requested to Vendor; and (ii) distribute copies at any given point in time of the Software to its Distributors, customers and prospects, provided the Software is properly licensed as provided in the preceding sentence, and provided that such parties use the Software only for product evaluation, which shall be for a limited time period and/or limited number of clients, training, demonstrations, beta test sites, disaster recovery, backup, test beds, or other purposes approved by Vendor, and not for resale and further provided, XcelleNet does not receive revenue for the foregoing uses. Notwithstanding the foregoing, XcelleNet and its Distributors shall be permitted to distribute licensed copies of the Software on a royalty-free basis, provided the revenue does not exceed twenty-five percent (25%) of the list price for each licensed copy of the System provided such copies are used only for Disaster recovery or backup purposes. Furthermore, XcelleNet and its Distributors and affiliates may use and distribute the Software to customers in conjunction with systems supplied expressly for the purpose of Test and Evaluation, such as "Discovery Systems" or "4 session servers" without paying Vendor the server royalty fee (as described further on Schedule G). Any future systems designated as Test and Evaluation will be royalty-free only after such systems are approved as royalty-free by Vendor. Vendor reserves the right to terminate the royalty-free Test and Evaluation licenses if it reasonably determines that XcelleNet is abusing the intent of its right to distribute these royalty free licenses. Upon the migration or upgrade of a user from the Test and Evaluation Systems to a full-licensed version of the Software, XcelleNet will pay Vendor the applicable royalty fee (as further described on Schedule G). For purposes of this Agreement, a customer of XcelleNet that has been provided with the Software as an integral part of the System pursuant to this Section 2.2 shall be termed a "Sublicensee".

          2.3 SUPPORT. Vendor authorizes XcelleNet (and its Distributors) to provide support and maintenance of the Software to Sublicensees, and XcelleNet hereby agrees to provide commercially reasonable support and maintenance to Sublicensees, and thus to serve (either directly or through its Distributors) as the primary point of contact for Sublicensees in providing such support and maintenance. Vendor shall have no direct contractual or other obligation to any Distributor or Sublicensee. Any warranty, commitment regarding support or maintenance, or representation that the Software contains functions, features or performance characteristics made by XcelleNet, which exceed those expressly set forth in Section 4 of this Agreement, shall be the sole responsibility of XcelleNet and XcelleNet shall indemnify Vendor against any damages arising as a result of any breach of this provision. To assist XcelleNet with its obligations hereunder, and in consideration of the payment of the fees under
Section 5.4, Vendor shall provide XcelleNet with general support and maintenance of the Software according to the terms and conditions of the Software Support Addendum attached hereto as Schedule C (the "Software Support Addendum"). For purposes of this Agreement, "support" shall consist of training and instruction, assistance with installation and operation of the Software, and investigation and correction of alleged defects in the Software; "maintenance" shall consist of updates and enhancements of the Software as may be released by Vendor in its discretion from time to time, for no charge to Vendor's customers; and "service" shall consist of "support", "maintenance" and new releases of the Software. Vendor reserves the right to charge XcelleNet for any enhancement, feature, release or version of the Software which adds significant new functionality and for which Vendor generally charges a separate fee, provided that any such fee charged to XcelleNet shall be no greater than generally available in published pricing and volume discount schedules. Notwithstanding the foregoing, all error corrections, bug fixes, enhancements, updates and new releases of the Software will be provided by Vendor to XcelleNet per the Service fees provided in Schedule G, and at no additional charge. For example, any update, enhancement, or new release of the Software for purposes of compatibility with the then current version of Microsoft Operating system shall be provide to XcelleNet under the Service fees described in Schedule G. XcelleNet and its Distributors shall provide Sublicensees with any updates, enhancements and new releases of the Software prepared by Vendor upon acceptance of such releases by XcelleNet and XcelleNet's successful integration of such releases into the System.

          2.4 TRADEMARKS. Vendor grants to XcelleNet (and its Distributors) the non-exclusive, nontransferable (subject to Section 7.7), worldwide right and license to only use those trademarks, service marks, trade names and other logos of Vendor set forth on Schedule E (the "Trademarks") to denote the proper identity, origin, and authenticity of the Software in connection with XcelleNet's marketing and sublicensing of the Software as part of the System, all subject to Vendor's then-current reasonable marketing communications guidelines, an initial set of guidelines is found on Schedule E. Except as set forth in this Agreement, nothing herein shall grant to XcelleNet any rights, title or ownership interest in the Trademarks.

          2.5 INITIAL TRAINING. Vendor, at its own expense (other than travel expenses), shall provide up to two (2) days of standard training and consulting services to XcelleNet at XcelleNet's location by qualified Vendor personnel. Vendor's reasonable and documented travel expenses for one (1) trainer (coach travel) shall be paid by XcelleNet. Such training and consulting shall be scheduled upon the mutual agreement of both parties, but prior to XcelleNet's acceptance of the enhancements to the Software described on the Software Enhancements Addendum. Additional training is available at the daily rate of $2,500 plus expenses.

          2.6 INDEPENDENT PRODUCTS. Nothing in this Agreement shall be construed to prevent XcelleNet from independently developing, licensing or otherwise acquiring (for itself or third parties) any software, even if such software is functionally similar in whole or in part to any of the Software, provided XcelleNet does not use Vendor's supplied code or confidential information.

                 SECTION 3:  PROPRIETARY PROTECTION OF SOFTWARE

          3.1 ACKNOWLEDGMENT OF PROPRIETARY FEATURES. XcelleNet acknowledges that the Software is represented by Vendor to be a commercially valuable, proprietary product of Vendor and to contain substantial trade secrets of Vendor, which Vendor has entrusted to XcelleNet in confidence to use and disseminate only as expressly authorized by this Agreement. XcelleNet agrees to use reasonable security measures, but in no event less stringent than those it applies to its own related proprietary and trade secret products, to protect the Software from unauthorized disclosure and/or release.

          3.2 RESTRICTIONS ON USE. In addition to those limitations on XcelleNet's rights set forth in Section 2, XcelleNet will allow access to the Software (and any trade secrets embodied therein and any supporting documentation) only to its employees and contractors who are required to have access to the Software in connection with the performance of their duties for XcelleNet and who have signed written agreements with provisions protecting the Software and Vendor's confidential information substantially similar to XcelleNet's obligations as provided herein. Under no circumstances may XcelleNet or any affiliate, Distributor, Sublicensee, contractor or other third party obtaining access to the Software through or on behalf of XcelleNet reverse compile or reverse assemble the object code version of the Software, or otherwise derive or attempt to reproduce the Software source code..

          3.3 LEGENDING. As appropriate for the bundling of the Software within the System and the branding of the System, XcelleNet will reproduce and include in all copies of the Software and documentation prepared by XcelleNet the copyright notice(s) and proprietary legend(s) of Vendor as they appear in the Software and documentation supplied by Vendor. In order to comply with the foregoing, XcelleNet will include an intellectual property rights attribution statement in all documentation referring to the Software, on the product media, packaging and collaterals, splash screens and "help about" dialogue box as mutually agreed by the parties during the development of the enhancements for the Software pursuant to the Software Enhancements Addendum.

          3.4 NONDISCLOSURE AGREEMENT. The Nondisclosure Agreement executed concurrently or previously by the parties (the "NDA"), attached hereto as Schedule F, shall apply to each party's activities pursuant to this Agreement.

          3.5 SOURCE CODE ESCROW. Upon XcelleNet's acceptance of the enhancements for the Software pursuant to the Software Enhancements Addendum, Vendor will place a complete copy in machine-readable form of the unencrypted, commented source code for the Software, including any documentation and other materials describing the procedure for compiling and linking such source code into executable code (collectively, the "Source Code"), into escrow for the benefit of XcelleNet subject to the terms of an escrow agreement (the "Escrow Agreement") to be entered into between Vendor and Data Securities International, Inc. (the "Escrow Agent") which document shall govern the release of the Source Code. Vendor agrees to update, enhance, or otherwise modify the escrowed Source Code promptly upon its release of any updates, fixes, enhancements or new versions of the Software, but not more frequently than quarterly. If XcelleNet or any of its Sublicensees operates or uses different versions of the Software, such escrowed Source Code shall include all such different versions, including only the then-current version and all version(s) which were released during the twelve months prior to release of such version. A true and correct copy of the Escrow Agreement is set forth in Exhibit H attached hereto. XcelleNet's access to the Source Code shall be as provided in the Escrow Agreement but shall, at a minimum, allow access in the event Vendor (i) is forced into bankruptcy, liquidation or receivership or ceases to do business in the ordinary course, or ceases altogether to offer maintenance for the version(s) which are required to be placed into escrow; or (ii) with respect to a Critical Problem, materially breaches it obligations to provide maintenance support and correct defects as such obligations are set forth in this Agreement and the Software Support Addendum and fails to cure such breach within ninety (90) days of written notice by XcelleNet. The Escrow Agreement shall also allow for auditing and verification of the Source Code by an independent third party to determine the completeness and accuracy of each deposit. Vendor grants to XcelleNet a non-exclusive, nontransferable (subject to Section 7.7) license to use, copy, modify and compile the Source Code to the extent necessary to provide support and maintenance to Sublicensees in accordance with this Agreement. Upon release of the Source Code from escrow, XcelleNet may use the Source Code, but only to the extent necessary to provide support and maintenance to Sublicensees and then under the strictest security. Under no circumstances may XcelleNet disclose or disseminate the Source Code to any persons who are not employed or contracted by XcelleNet to conduct support and maintenance of the Software for Sublicensees (and then only pursuant to a written confidentiality agreement as set forth in Section 3.2 herein). Except for the foregoing, in no event may XcelleNet transfer the Source Code to an affiliate, Distributor, contractor, Sublicensee or any third party for any reason whatsoever. Title to any media on which the Source Code is stored shall be transferred to the Escrow Agent at the time of deposit. All escrow fees shall be shared equally by the parties. The Escrow Agreement shall remain in effect during the term of this Agreement, including any renewals.

             SECTION 4:  LIMITED WARRANTY; LIMITATION OF LIABILITY

          4.1 LIMITED WARRANTY. Vendor represents and warrants, for the benefit only of XcelleNet, that: (i) Vendor owns or has the right to license the Software and to enter into this Agreement; (ii) there are no claims alleging that the Software infringes any copyright, patent or trade secret intellectual property right of any third party based on the laws of any country in which

XcelleNet distributes the Software as part of the System; and (iii) to the best of Vendor's knowledge the Software does not and will not infringe any copyright, patent or trade secret right of any third party based on the laws of any country in which XcelleNet distributes the Software as part of the System. Vendor also warrants that the Software shall substantially conform in all respects to the documentation and published functional specifications associated with the Software, including but not limited to calendar year 2000 date conversion and compatibility capabilities and those requirements and specifications set forth in the Software Enhancements Addendum (the "As Documented Warranty"). This As Documented Warranty shall apply only for six (6) months from the date the Software enhancements are accepted by XcelleNet as set forth in the Software Enhancements Addendum and shall not be construed to require Vendor to maintain obsolete versions (i.e., any version released more than 12 months prior to the current release) of the Software or to require Vendor to modify the Software for operation with different computer hardware, operating systems or with any software supplied to XcelleNet's Sublicensees by any third party (other than that hardware and software for which the Software is represented to be compatible in the As Documented Warranty.. Vendor will periodically provide XcelleNet with a known bug list for the Software and any suggested work-arounds.

          4.2 REMEDY. In the event there is any breach of the As Documented Warranty, Vendor shall use its best commercial efforts promptly to remedy such breach in accordance with the response times, procedures and other terms and conditions set forth in the Software Support Addendum.

          4.3 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 4, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY VENDOR WITH RESPECT TO THE SOFTWARE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR OF NON-INFRINGEMENT. VENDOR DOES NOT WARRANT THAT THE SOFTWARE WILL OPERATE WITHOUT ANY ERROR OR INTERRUPTION, OR THAT THE FUNCTIONALITY OF THE SOFTWARE WILL MEET XCELLENET'S OR ANY OF ITS SUBLICENSEE'S REQUIREMENTS.

          4.4 LIMITATION OF LIABILITY. IN NO EVENT WILL VENDOR OR XCELLENET BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY DAMAGES IN EXCESS OF THE FEES RECEIVED BY VENDOR HEREUNDER DURING THE TWELVE (12) MONTHS PRIOR TO THE EVENT WHICH ULTIMATELY GAVE RISE TO THE DAMAGE.

          4.5 EXCLUSIONS. THE LIMITATION OF LIABILITY SET FORTH IN SECTION 4.4 SHALL NOT APPLY TO: (I) VENDOR'S OBLIGATIONS SET FORTH IN SECTIONS 4.6 AND 4.7 HEREOF, OR (II) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY, OR FOR BODILY INJURY OR DEATH, (III) ANY DAMAGES ARISING FROM A PARTY'S MISAPPROPRIATION OF THE OTHER PARTY'S PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS (INCLUDING BREACH OF A PARTY'S CONFIDENTIALITY OBLIGATIONS AS SET FORTH IN SECTION 3.4), AND WITH RESPECT TO XCELLENET, ANY DAMAGES ARISING FROM DISTRIBUTION OF THE SOFTWARE IN VIOLATION OF THE RIGHTS GRANTED UNDER THIS AGREEMENT; OR (IV) XCELLENET'S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 2.3.

          4.6 INFRINGEMENT INDEMNIFICATION. Vendor, at its expense, agrees to defend and indemnify XcelleNet, including its Distributors and Sublicensees, from and hold it harmless against any loss, liability, damage, judgment, action, cause of action, cost or expense (including without limitation reasonable attorneys' fees) arising out of a claim that the Software infringes, violates or misappropriates any patent, copyright, trademark or trade secret right of a third party based on the laws of any country in which XcelleNet distributes the Software; provided that XcelleNet gives Vendor written notice within a reasonable time of the commencement of any claim of infringement, sole control of the defense and settlement of such claim, and all reasonable assistance (at Vendor's expense) to defend such claim. XcelleNet may appear in such action with counsel of its choice, at its own expense (such expense not being indemnified by Vendor). Vendor shall have no obligations under this Section 4.6 to the extent such claims, damages and liabilities result from: (i) modifications of the Software that were not designed and supplied by Vendor, if the Software would not be infringing absent such modification, or (ii) use of the Software in combination with any other software, hardware, systems or applications not provided by Vendor, if the Software would not be infringing absent such combination.

          4.7 ALTERNATIVE REMEDIES. If a claim described in Section 4.6 may be or has been asserted, XcelleNet will permit Vendor, at Vendor's option and expense, to (i) procure the right to continue using the Software free of such claim, (ii) replace or modify the Software to eliminate the infringement while providing functionally equivalent performance or (iii) accept the return of the Software in exchange for a refund of the royalty that XcelleNet actually paid to Vendor for such Software, less depreciation based on a 5-year straight-line depreciation schedule, and a pro rata share of the Service Fees that XcelleNet actually paid to Vendor for the portion of the then-current period of maintenance and support that the Software was not available. The foregoing remedies shall not relieve Vendor from its obligations pursuant to Section 4.6 with respect to XcelleNet's use of the Software prior to the effective date of any such remedy .

                              SECTION 5:  PAYMENT

          5.1 ROYALTY FEES. XcelleNet shall pay Vendor those royalty fees set forth on Schedule G for any Software licensed to a Sublicensee. Such royalty fees shall be due and payable within thirty (30) days after the end of each calendar quarter and shall be accompanied by a detailed royalty calculation report, which shall include the name of each Sublicensee, Distributor, contractor, affiliate and other party who has been licensed to use or received a copy of the Software for any purpose.

          5.2 NO LICENSE FEE RESTRICTION. XcelleNet shall be entitled to retain all sublicense fees and support and maintenance charges that XcelleNet may charge Distributors or Sublicensees in connection with sublicenses of the Software. XcelleNet is free to set any license fee for the System.

          5.3 ENHANCEMENT SERVICES. XcelleNet shall pay Vendor the amounts set forth in the Software Enhancements Addendum as compensation for the enhancement services provided under this Agreement. All amounts paid by XcelleNet to Vendor pursuant to the Software Enhancements Addendum shall be considered prepaid royalty fees toward any future distribution of the Software and shall be subject to recovery by XcelleNet according to the terms and conditions set forth in Schedule G.

          5.4 SUPPORT SERVICES. XcelleNet shall pay Vendor the amounts set forth in Exhibit G as compensation for the support and maintenance services provided under this Agreement (Service Fees).

          5.5 INSPECTION OF RECORDS. Vendor shall, at its own expense, be entitled, by an independent certified public accounting firm and during normal business hours and upon reasonable advance notice, to inspect the relevant books and records of XcelleNet for the sole purpose of verifying payments to be provided under this Agreement. Such inspections may be performed no more than once per twelve (12) month period. The representatives of the accounting firm shall be deemed to be agents of Vendor and, as such, Vendor shall ensure that such representatives agree in writing, prior to conducting the audit, to be bound by confidentiality obligations similar to those found in the NDA. In addition, the accounting firm shall report to Vendor only whether correct amounts were paid by XcelleNet and, if not, any discrepancy. If any discrepancy is more than five (5.0%) percent of the total amount owed for the period in question, XcelleNet shall bear the costs of the audit, and pay interest on the overdue amount at one (1.0%) percent per month from the date originally due.

          5.6 TAXES. XcelleNet shall pay all federal, state, and local taxes designated, levied, or based upon XcelleNet's possession, distribution, or sublicensing of the Software; Sublicensees' possession or use of the Software; or the compensation and fees payable under this Agreement or under any sublicenses of XcelleNet, exclusive of taxes based on the net income derived by Vendor.

                        SECTION 6:  TERM AND TERMINATION

          6.1 TERM. This Agreement shall become effective on the date executed by XcelleNet as written above and shall, unless terminated hereunder, continue in full force and effect, as provided herein, for an initial term of one (1) year, and thereafter shall automatically renew for successive terms of one (1) year each, unless and until either party gives written notice of termination to the other party at least three (3) months prior to expiration of the then current term. In addition, upon the affirmative, written agreement of the parties, this Agreement may be renewed for successive terms of one (1) year each. Either party may withhold its consent to an extension entirely in its discretion, with or without cause and without any liability as a result. In no event shall either the extension of the initial term as provided herein, or the re-execution of this Agreement upon expiration or otherwise, operate to construe or characterise this Agreement as being a perpetual agreement, or having a term in excess of the period specifically provided herein. In addition, XcelleNet shall not oppose the exercise by Vendor of its right to not extend the term beyond the initial term and/or any twelve (12) month renewal period as specified.

          6.2 TERMINATION. This Agreement may be terminated if at any time either party to this Agreement materially defaults in the performance of, or otherwise materially breaches, this Agreement; and if such default or breach continues for a period of thirty (30) days after the other party has given written notice to such party specifying the nature of such default or breach and demanding that it be remedied, then the party giving such notice shall have the right to terminate this Agreement by giving further written notice to that effect to such party in default or breach, effective thirty (30) days after the receipt of such further notice. Notwithstanding the foregoing, with respect to a breach by a party for which an effective remedy is not readily apparent, a party will be deemed to have cured such breach if within the cure period it takes steps reasonably necessary to alleviate any actual or potential damage resulting from the breach and to prevent a similar future breach. Nothing contained herein shall limit, restrict or delay Vendor from immediately exercising its rights as provided under Section 7.8.

          6.3 CONSEQUENCES OF TERMINATION. Except as expressly set forth in this Section 6.3, upon any termination or expiration of this Agreement, XcelleNet shall: (i) immediately cease marketing and distributing the Software;
(ii) immediately cease using the Trademarks; (iii) return to Vendor, or certify the destruction of, any Software, materials and other information of Vendor, including all copies, portions, extracts, summaries and derivatives thereof, in XcelleNet's possession or control, and require the return or certification of destruction of any such materials in the possession or control of any contractor, Distributor or affiliate of XcelleNet or any third party who received access or possession of the Software directly or indirectly from XcelleNet; and (iv) immediately pay all outstanding amounts to Vendor which are due through the effective date of such termination. Notwithstanding the foregoing, should this Agreement terminate or expire for any reason other than a wilfull misappropriation by XcelleNet of Vendor's intellectual property rights in the Software, XcelleNet may continue using those releases of the Software then in its possession, subject to all the restrictions of this Agreement (including Section 7.8 and the payment to Vendor of the applicable royalty fees and Service fees), solely for the purpose of continuing end-user support for sublicenses of the Software granted in accordance with this Agreement. Provided XcelleNet continues to pay the applicable Service fees, Vendor shall continue to provide XcelleNet with the same releases, upgrades and fixes for the Software as provided prior to termination or expiration of this Agreement pursuant to the Software Support Addendum, and XcelleNet may continue to provide such releases, upgrades and fixes to its Sublicensees with respect to all copies of the Software properly licensed thereto. XcelleNet's post-termination use of the Software, including delivery of updates to Sublicensees of the Software who participate in XcelleNet's software maintenance and support program, shall be for any remaining term (including renewals) under then-currently effective support agreement(s) with its Sublicensees. Additionally, XcelleNet's post-termination distribution of the Software to new Sublicensees shall not exceed six (6) months from termination of this Agreement: provided that those sublicenses which are distributed after the termination are for existing customers of or active proposals for the XcelleNet System(s) that include the Software or as otherwise approved by Vendor; and provided that if on the termination date XcelleNet is internally developing a product (which for purposes herein shall not include integration of third-party products) to replace the Software within the System then XcelleNet's post-termination distribution rights shall immediately terminate on the termination date of this agreement except for deliveries associated with previous license commitments made by XcelleNet . No termination or expiration of this Agreement shall affect any sublicenses granted in accordance with this Agreement, and those Sublicensees may continue to use the Software as part of any System then in their possession, regardless of whether XcelleNet has upgraded or otherwise transitioned such Sublicensees to replacement software. If termination of this Agreement is initiated by Vendor during the first 2 years of its term and before any prepaid royalty fees are fully exhausted, XcelleNet shall receive a full refund of any unused prepaid royalty fees unless such termination is due to a breach by XcelleNet. In addition to those Sections of this Agreement expressly stated as surviving termination or expiration of this Agreement, Sections 1.2, 1.3, 2.6, 3.1, 3.2, 4.3, 4.4, 4.5, 4.6, 6.3 and 7 shall also survive such termination or expiration. Upon the expiration of this Agreement or its termination in accordance with this Section 6, a party will not be entitled under local law or otherwise to receive any indemnity or payment from the other party as a result of such expiration or termination, whether for actual, consequential, indirect, special or incidental damages, costs or expenses, whether foreseeable or unforeseeable (including, but not limited to, labor claims and loss of profits, investments or good will), any right to which each party hereby waives and disclaims.

                           SECTION 7:  MISCELLANEOUS

        7.1 NON-WAIVER. Neither the exercise nor the waiver by either party hereto of any right or remedy provided hereunder shall be construed as limiting such party's other rights and remedies at law or equity with respect to either different or continuing breaches by the other party.

        7.2 OTHER ACTIVITIES. This Agreement shall not be construed to limit XcelleNet's right to obtain services or software programs from other sources, nor shall this Agreement be construed to limit Vendor's right to appoint or engage other persons or entities to conduct business activities on behalf of Vendor, or to license or sublicense to any person or entity the Software or any other software program.

        7.3 INDEPENDENT CONTRACTORS. Each party is an independent contractor under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto. Neither party shall have the power or authority to bind or obligate the other in any manner to any third party except as expressly set forth in this Agreement.

        7.4 SEVERABILITY. If any provision of this Agreement is ruled to be invalid under any applicable statute or rule of law, it is, to that extent, omitted, but the remainder of this Agreement shall continue to be binding upon the parties hereto.

        7.5 NOTICE. Any notice, demand, or request required or permitted to be given hereunder shall be made in writing and shall be deemed effective three (3) business days after having been deposited in the United States mail, postage prepaid, registered or certified, or when sent by a third-party courier service where receipt is verified by the receiving party's acknowledgment, and addressed to the party's address first written above. Any party may change its address for purposes of this Agreement by written notice given in accordance herewith.

        7.6 COMPLETE AGREEMENT. All Schedules attached hereto are incorporated herein by this reference. This Agreement and the attached Schedules contain the whole understanding of the parties relating to the subject matter hereof and shall supersede all prior oral or written representations and agreements between the parties. This Agreement may not be varied except by a writing duly executed by both parties. If either party issues a purchase order, memorandum or invoice or other instrument, such purchase order, memorandum or instrument, shall be for that party's internal purposes only, and any terms and conditions contained thereon, whether printed or written, shall not vary or add to the terms and conditions of this Agreement.

        7.7 ASSIGNMENT. This Agreement may not be assigned or transferred to a third party by either party without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign and/or transfer this Agreement to any entity controlling, controlled by or under common control with such party (defined as 51% voting power or other indicia of majority ownership if a non-corporate entity), or to any successor in interest of all or substantially all of such party's business without the consent of the other; provided, that XcelleNet may not assign this Agreement in whole or in part to any company which markets a product directly competitive with the Software. Any assignee or transferee shall assume all the rights and obligations of the assignor or transferor under this Agreement. Any unauthorized assignment or transfer of this Agreement shall be void. Subject to the foregoing limitation upon assignment, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

        7.8 Each party acknowledges that any unauthorized use or disclosure of the other party's confidential information (including the Software) may cause irreparable damage to such other party or its licensors. If an unauthorized use or disclosure occurs, each party will promptly notify the other of those acts of which it has knowledge and take all commercially reasonable steps to recover the information and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and injunctive relief. In the event that either party breaches or threatens to breach any of its obligations under this Agreement, then the other party shall be entitled to receive equitable relief (including without limitation injunction(s) and order(s) for specific performance), in addition to any other rights and remedies such other party may have.

        7.9 ARBITRATION; CHOICE OF LAW. Any dispute arising out of this Agreement or the subject matter therein, shall be submitted to final and binding arbitration by three (3) independent arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association (AAA). All arbitrators shall be experienced in computer technology and intellectual property law matters. The arbitration shall be conducted in the United States city selected by the party not initiating the arbitration process. This Agreement and the arbitration proceedings shall be governed by the laws of the State of Georgia, exclusive of the provisions governing conflict of laws.
Before initiating arbitration, it is understood but not required that the parties shall use their best endeavors for a period of thirty (30) days from written notice of a dispute to amicably resolve any dispute or difference arising from this Agreement. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. Nothing contained in this Section 7.9 shall delay, restrict or hinder Vendor in any way from exercising its rights and/or pursuing its remedies as provided under
Section 7.8.

        7.10 BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Vendor to XcelleNet are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code or replacement provision therefor (the "Code"), licenses of rights to "intellectual property" as defined in the Code. Vendor acknowledges that if it as a debtor in possession or if a trustee in bankruptcy appointed under the Code rejects this Agreement or the Escrow Agreement, XcelleNet may elect to retain its rights under this Agreement and/or the Escrow Agreement as provided in the Code. Upon written request of XcelleNet to Vendor or the bankruptcy trustee, Vendor or such trustee shall not interfere with the rights of XcelleNet as provided in this Agreement or the Escrow Agreement to obtain the Source Code from any third party escrow agent, and shall, if requested, cause a copy of the Source Code to be available to XcelleNet.

        7.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        7.12 U.S. EXPORT RESTRICTIONS.  XcelleNet acknowledges that the Software
             ------------------------
and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. XcelleNet will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with Vendor in any official or unofficial audit or inspection that relates to these controls and (iii) not export, re-export, divert or transfer, directly or indirectly, any such item or direct products thereof to Cuba, Libya, North Korea or any country that is embargoed by Executive order, unless XcelleNet has obtained the prior written authorization of Vendor and the U.S. Commerce Department. This list shall be deemed automatically modified to conform to changes in the U.S. Export Administration Regulations.



                         [END OF TERMS AND CONDITIONS]

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE A
                                VENDOR SOFTWARE
                                ---------------

1. "Remotely Possible" line of computer software, including

A. The Client version(s):

   a) 32-bit Host version compatible with Microsoft Windows 95 and Windows NT (Intel compatible platform) that will enable special features as described in Schedule B

   b) 16-bit Host version compatible with Microsoft Windows 3.x and Windows for Workgroups that will enable special features as described in Schedule B.

B. The Server version:

      32-bit Viewer and Host version compatible with Microsoft Windows NT Server (Intel compatible platform) that will enable special features as described in Schedule B

2. Documentation associated with that software described in 1 above.

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE B
                                XCELLENET SYSTEM
                                ----------------

1. "RemoteWare" line of computer software including both the server and client components

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE C
                           SOFTWARE SUPPORT ADDENDUM
                           -------------------------

Subject to the terms and conditions of this Software Support Addendum (this "Addendum"), Vendor hereby agrees to provide to XcelleNet on-going support and maintenance for the Software specified on the accompanying System Integration Remarketer Agreement (the "Agreement"). Capitalized terms shall have the meanings set forth in the Agreement or as otherwise defined herein.

                         SECTION 1:  SERVICES PROVIDED

During the term of this Addendum, Vendor will provide the following maintenance and support services for the Software to XcelleNet:

          1.1 TELEPHONE SUPPORT. Vendor will make available to XcelleNet trained and qualified personnel (trained on those versions of the Software used by XcelleNet), between the hours of 8:00 a.m. and 7:00 p.m. EST, Monday through Friday, to provide complete off-site support via telephone (and electronic mail, if available), in the form of: (i) assistance and advice on the use, design and operation of the Software; and (ii) responding to reported errors, defects, malfunctions or non-conformities of the Software.

          1.2 SOFTWARE RELEASES. Vendor agrees to notify and make available to XcelleNet of all updates, maintenance releases, modifications, interfaces, enhancements, new versions, releases or additions (collectively, "Updates"), if any, developed or distributed by Vendor for those versions of the Software covered by this Addendum as such Updates may become available and are generally offered by Vendor to its other customers or licensees. Vendor will provide written documentation or instructions describing the installation, functions and design of all Updates, as well as copies of all changes and modifications to the documentation for the Software. All Updates furnished under this Addendum shall be subject to the license and restrictions set forth in the Agreement. Notwithstanding the foregoing, Vendor shall notify XcelleNet at least six (6) months prior to: (i) delivery of any Updates that incorporate a change in design that shall affect the marketability of the System or Software as distributed by XcelleNet or which necessitate a migration to a new release of the Software; and (ii) subject to the release support requirements set forth in
Section 1.4, discontinuance of support for any Software releases then-currently distributed by XcelleNet. Vendor shall maintain and update that version of the Software distributed by XcelleNet at the same time it maintains and updates other versions of the Software.

          1.3 ERROR CORRECTION. Vendor shall maintain the Software (including all new, upgraded, enhanced or modified versions of or interfaces with the Software which XcelleNet has been licensed to use) so that it operates in compliance with the As Documented Warranty. In the event that XcelleNet or one of its Sublicensees detects any error, defect, malfunction or bug in the Software which breaches the As Documented Warranty (without application of the 6 month limitation set forth in Section 4.1 of the Agreement), Vendor shall furnish complete off-site telephone support as set forth above, in the form of consultations, assistance and advice, for the purpose of correcting the reported noncompliance, and shall respond to XcelleNet and provide additional services depending on the nature of the reported problem. In the event XcelleNet or one of its Sublicensees experiences an error, deficiency or nonconformity which significantly and adversely affects the use of any one or more of the features and functionalities of the Software (a "Critical Problem"), Vendor shall promptly correct, modify or replace the Software as appropriate. With respect to each Critical Problem, Vendor shall respond as soon as practicable but in any event within eight (8) hours following the report of the Critical Problem to Vendor by XcelleNet, which report identifies the problem as a Critical Problem. Response to a Critical Problem shall include the attention of qualified technical support personnel on a dedicated basis until the problem is diagnosed and corrected by means of a correction or modification of the Software or a reasonable work-around procedure for avoiding the problem causing the error, deficiency or nonconformity. Vendor will make best efforts to respond to support requests relating to errors, nonconformities or deficiencies of the Software which are not identified by XcelleNet as a "Critical Problem", within twenty-four (24) hours. For such non-Critical Problems, Vendor shall exercise its best efforts and work in a diligent manner, including devising work-arounds, corrections and modifications of the Software that may be required, to resolve such reported error, problem or malfunction in a reasonable period of time, determined in light of the nature and scope of the reported error, deficiency or nonconformity. Notwithstanding the foregoing, Vendor agrees to use its best efforts to remedy any Critical or non-Critical Problem within twenty (20) days of receiving notice thereof and acknowledges that its inability to correct such problems may result in a warranty breach by XcelleNet to its Sublicensee resulting in an adjustment of royalty fees as described in Schedule G to the Agreement (in addition to any other rights and remedies that may be available to XcelleNet).

          1.4 SUPPORTED RELEASES. Vendor's obligation to provide support and maintenance services extends to the then-current and the immediately two (2) preceding releases for the Software. Notwithstanding the foregoing, following release of an Update, Vendor agrees to continue to support the immediate prior release of the Software for a period of at least twelve (12) months.

                   SECTION 2:  RESPONSIBILITIES OF XCELLENET

          Throughout the term of this Addendum, XcelleNet agrees to: (i) provide or obtain from its Sublicensees all information reasonably requested by Vendor to assist in identifying and solving reported errors; and (ii) follow, in all material respects, all of Vendor's installation, operation and maintenance instructions for the Software.

                              SECTION 3:  PAYMENT

          3.1 SERVICE FEE. The fee payable by XcelleNet for the support and maintenance services (herein referred to as Service) provided by Vendor hereunder shall be as outlined in Schedule G (the "Service Fee"). Any maintenance releases distributed to Sublicensees are not subject to royalty fees set forth on Schedule G, provided the Sublicensees of the Software participate in XcelleNet's software maintenance and support program.

          3.2 BILLING AND PAYMENT. The Service Fee shall be due and payable in advance of each calendar quarter within thirty (30) days of receipt of an invoice by XcelleNet.

                        SECTION 4:  TERM AND TERMINATION

          The term of this Addendum is coterminous with the Agreement, and therefore, this Addendum shall automatically terminate upon the termination, cancellation or expiration of the Agreement, subject to XcelleNet's right of post-termination support as set forth in Section 6.3 of the Agreement. Notwithstanding the foregoing, XcelleNet may elect to terminate this Addendum, or any portion of the Service, at any time upon thirty (30) days prior written notice to Vendor. Unless expressly stated otherwise in the Agreement, termination of this Addendum shall not affect the rights and obligations of the parties with respect to the Agreement. In the event of any termination of this Addendum, Vendor shall refund to XcelleNet any unused portions of the Service Fee on a pro-rata basis.

                              SECTION 5:  CONFLICT

          In the event of any conflict between this Addendum and the Agreement, the Agreement shall control.

                       [END OF SOFTWARE SUPPORT ADDENDUM]

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE D
                         SOFTWARE ENHANCEMENTS ADDENDUM
                         ------------------------------

 Subject to the terms and conditions of this Software Enhancements Addendum (this "Addendum"), Vendor hereby agrees to provide to XcelleNet the enhancements described herein for the Software specified on the accompanying System Integration Remarketer Agreement (the "Agreement"). Capitalized terms shall have the meanings set forth in the Agreement or as otherwise defined herein.

               SECTION 1:  DESIGN AND DEVELOPMENT OF ENHANCEMENTS

      1.1 DEVELOPMENT UNDERTAKING. Vendor shall, immediately upon final execution of the Agreement, commence work upon and diligently proceed with the design and development of the modifications, additional functions and changes to the Software, which are more particularly defined in Exhibit A attached hereto (the "Enhancements"). After execution of the Agreement, Vendor and XcelleNet may define the Enhancements, including the requirements and specifications therefor, in more detail by mutually agreeing to such in writing.

      1.2 DEVELOPMENT TIMETABLE. Vendor shall commit and utilize sufficient resources to meet the development milestones and complete development of the Enhancements according to the development timetable set forth in Exhibit B attached hereto (the "Development Timetable"). Vendor agrees to notify XcelleNet promptly of any factor, occurrence, or event coming to its attention that may affect Vendor's ability to meet the requirements for the Enhancements as set forth in Exhibit A, or that is likely to occasion any delay in delivery of the Enhancements according to the schedule set forth in the Development Timetable.

                             SECTION 2:  ACCEPTANCE

      2.1 TESTING. Upon delivery to XcelleNet by Vendor of the Enhancements, XcelleNet shall have the period of time specified in the Development Timetable (including any extensions mutually agreed to by the parties) in which to review, inspect and test the Enhancements in order to determine whether in XcelleNet's sole discretion, the Enhancements comply with the specifications and requirements therefor. Acceptance testing shall include the tests XcelleNet reasonably deems necessary and shall be performed by representatives of XcelleNet, provided that Vendor shall be entitled to have its representatives present during the testing. To facilitate XcelleNet's testing of the Software, Vendor agrees, at no additional charge, to provide XcelleNet with copies of: (i) the system and API documentation for the Software; and
 (ii) the automated test scripts used by Vendor to test the Software.

      2.2 ACCEPTANCE. Upon completion of its review and testing, XcelleNet shall notify Vendor of its acceptance or rejection of the Enhancements. To the extent that the Enhancements have been rejected, Vendor shall have the period of time set forth in the Development Timetable, or as otherwise agreed to by the parties, to correct any problems or defects identified by XcelleNet and re-deliver the Enhancements for re-review, which corrections shall not be deemed completed until XcelleNet determines in good faith that the Enhancements meet all applicable specifications and requirements. The Enhancements shall not be deemed accepted by XcelleNet until XcelleNet notifies Vendor in writing that the Enhancements meet all applicable specifications and requirements.

      2.3 REJECTION. If any of the Enhancements are not accepted hereunder by XcelleNet within the applicable acceptance testing period, XcelleNet shall have the right and option to terminate this Addendum and/or the Agreement, and receive a full refund of all sums paid to Vendor for all Enhancements developed under this Addendum.

                              SECTION 3:  PAYMENT

      For the services rendered by Vendor pursuant to this Addendum, XcelleNet will pay to Vendor compensation in the amounts, and according to the payment schedule, set forth on the Development Timetable. Any increase in compensation for the development of the Enhancements must have the prior written approval of XcelleNet. Vendor will receive no compensation for its services hereunder other than as set forth in this Addendum, and Vendor's personnel will not be entitled to participate in any benefit program (however described) now maintained or hereafter established for any employee of XcelleNet. XcelleNet will not be liable for Vendor's debts, expenses, accounts, obligations or other liabilities related to the development of the Enhancements, including without limitation Vendor's obligation to withhold social security and income taxes. All amounts paid by XcelleNet to Vendor for the development of the Enhancements shall be considered prepaid royalty fees toward any future distribution of the Software and shall be subject to recovery by XcelleNet according to the terms and conditions of the Agreement.

                        SECTION 4:  TERM AND TERMINATION

      This Addendum shall automatically terminate upon the earlier of: (i) XcelleNet's acceptance or rejection of the Enhancements pursuant to Section 2 of this Addendum; or (ii) the termination or expiration of the Agreement. If termination occurs due to XcelleNet's rejection of the Enhancements, XcelleNet shall be relieved of its obligations to pay Vendor any amounts owed pursuant to this Addendum. Unless expressly stated otherwise herein or in the Agreement, termination of this Addendum shall not affect the rights and obligations of the parties with respect to the Agreement.


                              SECTION 5:  CONFLICT

      In the event of any conflict between this Addendum and the Agreement, the Agreement shall control.

                    [END OF SOFTWARE ENHANCEMENTS ADDENDUM]

                         SOFTWARE ENHANCEMENTS ADDENDUM
                            EXHIBIT A - ENHANCEMENTS


1. Vendor and XcelleNet Engineering will work together so that appropriate measures are instituted to enable the Software to function on equipment that incorporates the System (Client and Server components), but that prevents the Software from operating in a stand-alone fashion.


2. Vendor will add mutually acceptable information to the Help "About Box " to refer users of the Software to XcelleNet.


3. Vendor and XcelleNet will mutually determine whether to add certain customization features, such as special installation and/or user interface routines, or product renaming for the purpose of private labeling.

                         SOFTWARE ENHANCEMENTS ADDENDUM
                       EXHIBIT B - DEVELOPMENT TIMETABLE

A.   32-BIT ENHANCEMENTS:
     --------------------

     The following schedule sets forth the target dates, payments and performance milestones for the preparation and delivery by Vendor of the Enhancements for the 32-bit solution:


     Performance Milestone           Target Date     Payment
     ------------------------------  --------------  ----------------------
     Development work to begin       April 29, 1996  50% (adjusted for any
                                                     up-front payments
                                                     made prior to
                                                     execution of the
                                                     Agreement)

     Beta-test version completed     June 28, 1996        25%
     and delivered to XcelleNet

     Final Enhancements delivered    March 25, 1996       25%
     and accepted by XcelleNet

          For and in consideration of the completion of the 32-bit Enhancements rendered by Vendor, XcelleNet shall pay to Vendor compensation in the amount of Twenty-Five Thousand Dollars ($25,000.00). Vendor will invoice XcelleNet for the 32-bit Enhancements in accordance with the schedule set forth above. Payments hereunder will be contingent upon satisfaction of the performance milestones set forth above and are due and payable within thirty (30) days after XcelleNet receives an itemized invoice from Vendor and has approved in writing completion of the appropriate performance milestones.

B.  16-BIT ENHANCEMENTS:
    --------------------

          The following schedule sets forth the target dates, payments and performance milestones for the preparation and delivery by Vendor of the Enhancements for the 16-bit solution:

    Performance Milestone         Target Date               Payment
    ----------------------------  ------------------------  --------
    Development work to begin     TBD                          50%

    Final Enhancements            Maximum of 2 weeks after     50%
    delivered and accepted by     execution of Agreement
    XcelleNet

          For and in consideration of the completion of the 16-bit Enhancements rendered by Vendor, XcelleNet shall pay to Vendor compensation in the amount of Twenty Thousand Dollars ($20,000.00). Vendor will invoice XcelleNet for the 16-bit Enhancements in accordance with the schedule set forth above. Payments hereunder will be contingent upon satisfaction of the performance milestones set forth above and are due and payable within thirty (30) days after XcelleNet receives an itemized invoice from Vendor and has approved in writing completion of the appropriate performance milestones.

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE E
                               VENDOR TRADEMARKS
                               -----------------



OWNERSHIP.  All trademarks, service marks, trade names, logos or other words or
---------
symbols identifying the Software or Avalan's business (the "Marks") are and will remain the exclusive property of Avalan or its licensors, whether or not specifically recognized or perfected under applicable laws. XcelleNet will not acquire any right in the Marks, except the limited use rights specified in "Use" below. XcelleNet will not register, directly or indirectly, any trademark, service mark, trade name, company name or other proprietary or commercial right that is identical or confusingly similar to the Marks or that constitute translations thereof into the language(s) spoken within the territory where XcelleNet distributes the Software. Upon Avalan's request, XcelleNet will execute, at Avalan's expense, the instruments that may be appropriate to register, maintain or renew the registration of the Marks in Avalan's or its licensor's name within the territory where XcelleNet distributes the Software.

USE.  XcelleNet will use the Marks exclusively to advertise and promote the
---
Software and the bundled products. All advertisements and promotional materials will (i) clearly identify Avalan or its licensors as the owner of the Marks,
(ii) conform to Avalan's then-current reasonable trademark and logo guidelines, and (iii) otherwise comply with any local notice or marking requirement contemplated under any applicable laws. Upon Avalan's request, XcelleNet will deliver a sample of the advertisement or promotional materials to Avalan for approval. If Avalan notifies XcelleNet that the use of the Mark is inappropriate, XcelleNet will not further publish or otherwise disseminate the advertisement or promotional materials until they have been modified to Avalan's satisfaction.

INFRINGEMENT.  XcelleNet will immediately notify Avalan if XcelleNet learns (i)
------------
of any potential infringement of the Marks by a third party or (ii) that the use of the Marks may infringe the proprietary rights of a third party. Avalan will determine the steps to be taken under these circumstances. XcelleNet will (i) provide Avalan, at Avalan's expense, with the assistance that Avalan may reasonably request and (ii) take no steps on its own without Avalan's prior approval.

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE F
                                      NDA
                                      ---

                                    RECITALS

A. Avalan Technology, Inc., and XcelleNet wish to exchange certain information pertaining to potential business opportunities as set forth in the System Integration Remarketer Agreement between the parties (the "Integration Agreement"), whereby the receiving party has requested the other party's product and confidential product information.

This exchange includes all communication of information between the parties in any form whatsoever, including oral, written and machine readable form, pertaining to the above.

B. Avalan Technology, Inc., and XcelleNet, Inc. wish to exchange the information and each party regards certain parts of the information it possesses to be secret and desires to protect those parts from unauthorized disclosure or use (such secret parts being hereafter collectively referred to as "Information").

C. Avalan Technology, Inc., and XcelleNet, Inc. are willing to disclose Information (as "Owning Party") and receive information (as "Receiving Party") on the terms and conditions set forth herein.

                                   AGREEMENTS

Therefore, XcelleNet, Inc. and Avalan Technology, Inc. as a receiver, agree as follows:

I.   The Receiving Party will:

     a) (1) Not disclose to any other person the Information received from the Owning Party except as permitted by the Integration Agreement, and (2) use at least the same degree of care to maintain the Information secret as the Receiving Party uses in maintaining as secret its own secret Information, but always at least a reasonable degree of care;

     b)  Use the Information only for the above purpose;

     c) Restrict disclosure of the Information of the Owning Party solely to those employees and contractors of Receiving Party having a need to know such Information in order to accomplish the purpose stated above;

     d) Advise each such employee and contractor, before he or she receives access to the Information, of the obligations of Receiving Party under this Agreement, and require each such employee and contractor to maintain those obligations; and

     e) Within 15 days following termination of the Integration Agreement, return to the Owning Party all documentation, copies, notes, diagrams, computer memory media and other materials containing any portion of the Information, or confirm to Owning Party, in writing, the destruction of such materials, subject to XcelleNet's right to continue to support the Software as set forth in Section
6.3 of the Integration Agreement.

II. This Agreement imposes no obligation on Receiving Party with respect to any portion of the Information received from Owning Party which (a) (1) was known to the Receiving Party prior to disclosure by the Owning Party and (2) as to which the Receiving Party has no obligation not to disclose or use it, (b) is lawfully obtained by the Receiving Party from a third party under no obligation or confidentially, (c) is or becomes generally known or available other than by unauthorized disclosure, (d) is independently developed by the Receiving Party or (e) is disclosed by the Owning Party to a third party without any obligation on this third party.

III. The Information shall remain the sole property of Owning Party.

IV. NEITHER OWNING PARTY MAKES ANY REPRESENTATION WITH RESPECT TO AND DOES NOT WARRANT ANY INFORMATION PROVIDED UNDER THIS AGREEMENT, BUT SHALL FURNISH SUCH IN GOOD FAITH, WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING. NEITHER OWNING PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESSED OR IMPLIED WITH RESPECT TO THE INFORMATION WHICH MAY BE PROVIDED HERE UNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. NEITHER OWNING PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER RESULTING FROM RECEIPT OR USE OF THE INFORMATION BY THE RECEIVING PARTY. THE FOREGOING SHALL NOT BE INTERPRETED TO LIMIT OR RESTRICT THE WARRANTIES OF EITHER PARTY AS SET FORTH IN THE INTEGRATION AGREEMENT.

V. In the event of a breach or threatened breach or intended breach of this Agreement by either party, the other party, in addition to any other rights and remedies available to it by law or in equity, shall be entitled to preliminary and final injunctions, enjoining and restraining such breach or threatened breach or intended breach.

VI. The Receiving Party will not export, directly or indirectly, any technical data acquired from the Owning Party or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining such license or approval. In the event that the Owning Party believes that any information, technology or products being provided to the Receiving Party constitute "technical data" as defined under US export control laws, the Owning Party will inform the Receiving Party of the US export restrictions which apply.

VI. Receiving Party acknowledges that Owning Party will not disclose any information to Receiving Party unless Receiving Party acknowledges and agrees to comply with such restrictions. In the event that Receiving party refuses to acknowledge and comply with such restrictions, Owning Party shall have the right to immediately terminate this Agreement without liability as a result, and Receiving Party shall return or destroy all copies and portions of the technology, information and products in its possession.

VII. The validity, construction, and performance of this Agreement are governed by the laws of Massachusetts and suit may be brought in Massachusetts to enforce the terms of this Agreement.

VIII. The rights and obligations of the parties under this Agreement may not be sold, assigned or otherwise transferred, except this Agreement may be assigned and/or transferred to any party to which assignment or transfer of the Integration Agreement is permitted.

IX. If any arbitration, litigation or other legal proceeding related to this Agreement occurs, the prevailing party shall be entitled to recover from the other party (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorney's fees, incurred in the proceeding.

X. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Information, provided that such party shall maintain the confidentiality of the Information and abide by the other restrictions as provided herein. The term "residuals" means information in non tangible form, which may be retained by persons who have had access to the Information, including ideas, concepts, know how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

This Agreement is binding upon XcelleNet, Inc. and Avalan Technology, Inc., and upon the directors, officers, employees and agents of each. This Agreement is effective as of the date of execution of the Integration Agreement and will continue coterminous with the Integration Agreement. However, Receiving Party's obligations of confidentially and restrictions on use of the Information disclosed by Owning Party shall survive termination of this Agreement for the longer of: (i) three (3) years, or (ii) for so long as such Information remains a trade secret under applicable law.

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE G
                                  ROYALTY FEES
                                  ------------

A confidential portion of this document has been omitted and filed separately with the Commission.

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE H
                                ESCROW AGREEMENT
                                ----------------


Please refer to Section 3, Proprietary Protection of Software, Paragraph 3.5,
 Source Code Escrow, for the Escrow Agreement.

                    SYSTEM INTEGRATION REMARKETER AGREEMENT

                                   SCHEDULE I
             XCELLENET STANDARD FORM OF END-USER LICENSE AGREEMENT
             -----------------------------------------------------

[SEE ATTACHED XCELLENET SLA]